 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2021

DOMO, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38553	27-3687433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
772 East Utah Valley Drive
American Fork, UT 84003
(Address of principal executive offices, and Zip Code)
Registrant’s telephone number, including area code: (801) 899-1000
Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.001 per share	DOMO	The Nasdaq Global Market

☐	Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Explanatory Note.

This current report on Form 8-K/A is filed as an amendment (this “Amendment”) to the Current Report on Form 8-K filed by Domo, Inc. (the “Company”) dated June 2, 2021 (the “Original Report”). The Company filed the Original Report to disclose the results of the matters submitted to a vote by the Company’s stockholders at the annual meeting of stockholders held on June 2, 2021 (the “2021 Annual Meeting”). The sole purpose of this Amendment is to disclose, in accordance with Item 5.07(d) of Form 8-K, the Company’s decision regarding how frequently it will submit to stockholders future advisory votes on the compensation of the Company’s named executive officers (“say-on-pay proposals”) until the next required advisory vote regarding the frequency of future say-on-pay proposals.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As described in the Original Report, the Company held its 2021 Annual Meeting on June 2, 2021. At the 2021 Annual Meeting, the Company’s stockholders voted on, among other matters, an advisory and non-binding vote regarding the frequency of future say-on-pay proposals. As reported in the Original Report, at the Company’s 2021 Annual Meeting, the stockholders selected every year as the preferred frequency of holding future advisory and non-binding votes on the compensation of the Company’s named executive officers. Following the 2021 Annual Meeting, the Company’s Board of Directors considered the results of the advisory stockholder vote regarding the frequency of future say-on-pay proposals, and determined that the Company will submit future say-on-pay proposals to stockholders every one year, consistent with the stockholder vote.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMO, INC.
Date: August 27, 2021	By:	/s/ Bruce Felt
Bruce Felt
Chief Financial Officer